UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 15, 2017, Hanesbrands Inc. (the “Company”), along with each of MFB International Holdings S.à r.l. (“MFB International Holdings”) and HBI Australia Acquisition Co. Pty Ltd, wholly-owned subsidiaries of the Company, entered into a Fourth Amended and Restated Credit Agreement (the “Fourth Amended Credit Agreement”) with the various financial institutions and other persons from time to time party to the Fourth Amended Credit Agreement (the “Lenders”), Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, and SunTrust Bank, as the co-syndication agents, Branch Banking & Trust Company, Fifth Third Securities, Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association, as the co-documentation agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, and SunTrust Bank, as the joint lead arrangers and joint bookrunners, which amends and restates the Company’s Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended through the date hereof, the “Prior Credit Agreement”).

The Fourth Amended Credit Agreement provides for potential committed aggregate borrowings of up to $2.25 billion, consisting of: (i) a $1.0 billion revolving loan facility (the “Revolving Loan Facility”), (ii) a $750 million term loan a facility (the “New Term Loan A Facility”), (iii) a $500 million term loan b facility (the “New Term Loan B Facility” and together with the New Term Loan A Facility, the “Term Loan Facility”), (iv) a A$200 million Australian Term A-1 Loan Facility (the “Australian Term A-1 Loan Facility”) and (v) a A$65 million Australian Revolving Facility (the “Australian Revolving Facility” and together with the Australian Term A-1 Loan Facility, the “Australian Facilities” and together with the Revolving Loan Facility and the Term Loan Facility, the “Senior Secured Credit Facility”). As of December 15, 2017, the Company had approximately $145 million of borrowings under the Revolving Loan Facility outstanding, $750 million of borrowing under the New Term Loan A Facility outstanding, $500 million of borrowings under the New Term Loan B Facility outstanding, $131.7 million of borrowings under the Australian Term A-1 Loan facility outstanding and no borrowings under the Australian Revolving Facility outstanding. A portion of the Revolving Loan Facility is available for the issuances of letters of credit and the making of swingline loans, and any such issuance of letters of credit or making of a swingline loan will reduce the amount available under the Revolving Loan Facility. Borrowings under the Revolving Loan Facility may be borrowed in Euros by HBI International Holdings S.à r.l. (“Euro Borrower”), a wholly-owned subsidiary of the Company, upon completion by the Euro Borrower of customary joinder documentation.

At the Company’s option, it may add one or more tranches of term loans or increase the commitments under the Revolving Loan Facility so long as certain conditions are satisfied, including, among others, that no default or event of default is in existence, the Company is in pro forma compliance with the financial covenants set forth below and the Company’s senior secured leverage ratio is not greater than 3.50 to 1.00 on a pro forma basis after giving effect to the incurrence of such indebtedness.

The proceeds of the Revolving Loan Facility will be used to for general corporate purposes and working capital needs. The proceeds of the New Term Loan A Facility and the New Term Loan B Facility were used to refinance existing revolving borrowings under the Prior Credit Agreement, pay fees and expenses in connection with the closing of the Senior Secured Credit Facility and for general corporate purposes. The Australian Term A-1 Loan Facility was used to finance a portion of the acquisition of Pacific Brands Limited and to pay fees and expenses incurred in connection therewith, and the Australian Revolving Facility will be used for working capital and general corporate purposes (including letters of credit and bank guarantees).

The Revolving Loan Facility, the New Term Loan A Facility and the New Term Loan B Facility are guaranteed by substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain subsidiaries. The Company and each of the guarantors under the Revolving Loan Facility, the New Term Loan A Facility and the New Term Loan B Facility have granted the lenders under the Senior Secured Credit Facility a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in (i) the equity interests of substantially all of the Company’s direct and indirect U.S. subsidiaries and 65% of the voting securities of certain first tier foreign subsidiaries; and (ii) substantially all present and future property and assets, real and personal, tangible and intangible, of the Company and each guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.

The Australian Facilities are guaranteed by the Company and substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions, as well as certain of the Company’s indirect foreign subsidiaries, including substantially all of its Australian and New Zealand subsidiaries. In connection with such guarantee, the Company and certain of the guarantors under the Australian Facilities have granted the lenders under the Australian Facilities a valid and perfected first priority (subject to certain customary exceptions) liens and security interest in substantially all of their assets.

The Revolving Loan Facility matures on December 15, 2022. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the Revolving Loan Facility may be reborrowed and repaid without penalty.

The New Term Loan A Facility matures on December 15, 2022. Outstanding borrowings under the New Term Loan A Facility are repayable in equal quarterly installments of 1.25% of the principal amount thereof, with the remainder of the outstanding principal to be repaid at maturity.

The New Term Loan B Facility matures on December 15, 2024; provided that (i) if the Company’s existing 2024 Senior US Notes are not paid off in full or refinanced in full to extend the maturity of such 2024 Senior US Notes to a date that is after December 15, 2024, the New Term Loan B Facility shall mature on February 14, 2024 and (ii) if the Company’s 2024 Senior Euro Notes are not paid off in full or refinanced in full to extend the maturity of such 2024 Senior Euro Notes to a date that is after December 15, 2024, the New Term Loan B Facility shall mature on March 16, 2024. Outstanding borrowings under the New Term Loan B Facility are repayable in equal quarterly installments of 0.25% of the principal amount thereof, with the remainder of the outstanding principal to be repaid at maturity. If the New Term Loan B Facility is repriced or refinanced on or prior to June 15, 2018 and as a result of such repricing or refinancing the effective interest rate of the New Term Loan B Facility decreases, the Company shall be required to pay a prepayment fee equal to 1.0% of the aggregate principal amount of the New Term Loan B Facility subject to such repricing or refinancing.

The Australian Term A-1 Loan Facility matures on July 7, 2019. All borrowings under the Australian Term A-1 Term Loan Facility must be repaid in full upon maturity. The Australian Revolving Facility matures on July 7, 2021. All borrowings under the Australian Revolving Facility must be repaid in full upon maturity. Outstanding borrowings under the Australian Revolving Facility may be reborrowed and repaid without penalty.

The Term Loan Facility requires the Company to prepay any outstanding Term Loans in connection with (i) the incurrence of certain indebtedness and (ii) non-ordinary course asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds in any period of twelve-consecutive months, with customary reinvestment provisions. All such prepayments will be made on a pro rata basis under each of the applicable Term Loan Facilities that are subject to such prepayments. The New Term Loan B Facility also requires the Company to prepay any outstanding Term Loans under the New Term Loan B Facility in connection with excess cash flow, which percentage will be based upon the Company’s leverage ratio during the relevant fiscal period.

At the Company’s option, borrowings under the Revolving Loan Facility, the New Term Loan A Facility and the New Term Loan B Facility may be maintained from time to time as (i) “Base Rate” loans, which bear interest at the highest of (a) 1/2 of 1% in excess of the federal funds rate, (b) the rate publicly announced by JPMorgan Chase Bank as its “prime rate” at its principal office in New York City, in effect from time to time and (c) the “LIBO Rate” (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves) for LIBOR-based loans with a one-month interest period plus 1.0%, in effect from time to time, in each case plus the applicable margin, or (ii) LIBOR-based loans, which bear interest at the LIBO Rate, as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 or LIBOR02 Page for the respective interest period or other commercially available source designated by the Administrative Agent, in each case plus the applicable margin. The applicable margin for the Revolving Loan Facility and the New Term Loan A Facility is based on the Company’s leverage ratio. When the leverage ratio is greater than or equal to 4.50 to 1.00, the applicable margin for LIBO Rate loans is 2.00% and the applicable margin for Base Rate loans is 1.00%. When the leverage ratio is less than 4.50 to 1.00 but greater than or equal to 4.00 to 1.00, the applicable margin for LIBO Rate loans is 1.75% and the applicable margin for Base Rate loans is 0.75%. When the leverage ratio is less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00, the applicable margin for LIBO Rate loans is 1.50% and the applicable margin for Base Rate loans is 0.50%. When the leverage ratio is less than 3.00 to 1.00 but greater than or equal to 2.25 to 1.00, the applicable margin for LIBO Rate loans is 1.25% and the applicable margin for Base Rate loans is 0.25%. When the leverage ratio is less than 2.25 to 1.00, the applicable margin for LIBO Rate loans is 1.00% and the applicable margin for Base Rate loans is 0.00%. The applicable margin under the New Term Loan B Facility is 1.75% for LIBO Rate loans and 0.75% for Base Rate loans.

Borrowings under the Australian Term A-1 Loan Facility bear interest at the BBSY Rate (as defined in the Fourth Amended Credit Agreement) plus an applicable margin based on the ratings of the Australian Facilities from S&P and Moody’s from time to time, which is set forth below:

Debt Rating (S&P/Moody’s)	Applicable Margin for Australian Term A-1 Loans
BBB+/Baa1	1.25%
BBB/Baa2	1.35%
BBB-/Baa3	1.50%
BB+/Ba1	1.70%
BB/Ba2	1.95%

Borrowings under the Australian Revolving Facility bear interest at the BBSY Rate plus an applicable margin based on the ratings of the Australian Facilities from S&P and Moody’s from time to time, which is set forth below:

Debt Rating (S&P/Moody’s)	Applicable Margin for Australian Revolving Loans
BBB+/Baa1	0.8525%
BBB/Baa2	0.9075%
BBB-/Baa3	0.99%
BB+/Ba1	1.10%
BB/Ba2	1.2375%

The Senior Secured Credit Facility requires that the Company maintain a minimum interest coverage ratio and a maximum total debt to EBITDA (earnings before income taxes, depreciation expense and amortization), or leverage ratio. The interest coverage ratio covenant requires that the ratio of the Company’s EBITDA, as defined in the Credit Agreement, for the preceding four fiscal quarters to its consolidated total interest expense for such period shall not be less than 3.00 to 1.00 for any fiscal quarter. The leverage ratio covenant requires that the ratio of the Company’s total debt, net of cash up to $400 million with certain exclusions per the Credit Agreement, to its EBITDA for the preceding four fiscal quarters will not be more than 4.50 to 1.00; provided that, following a permitted acquisition in which the consideration is at least $200 million, such maximum leverage ratio covenant shall be increased to 5.00:1.00 for each fiscal quarter ending in the succeeding 12-month period following such permitted acquisition. The method of calculating all of the components used in the covenants is included in the Senior Secured Credit Facility.

The Senior Secured Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest after stated grace period, fees or other amounts after stated grace period; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” actual or asserted invalidity of any guarantee, security document or subordination provision or non-perfection of security interest, and a change in control (as defined in the Senior Secured Credit Facility).

The foregoing description of the Fourth Amended Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

From time to time, the financial institutions party to the Fourth Amended Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to our accounts receivable securitization facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed above, on December 15, 2017, the Company entered into the Fourth Amended Credit Agreement. The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On December 15, 2017, the Company issued a press release announcing the amendment of the Senior Secured Credit Facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the Company has made available on the investors section of its corporate website, www.Hanes.com/investors, certain supplemental materials regarding the amendment of the Senior Secured Credit Facility (the “Supplemental Information”). The Supplemental Information is furnished herewith as Exhibit 99.2 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Fourth Amended and Restated Credit Agreement (the “Fourth Amended Credit Agreement”) by and among Hanesbrands Inc., MFB International Holdings S.à r.l, HBI Australia Acquisition Co. Pty Ltd and the various financial institutions and other persons from time to time party to the Fourth Amended Credit Agreement as lenders, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, and SunTrust Bank, as the co-syndication agents, Branch Banking & Trust Company, Fifth Third Securities, Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Wells Fargo Bank, National Association, as the co-documentation agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, and SunTrust Bank, as the joint lead arrangers and joint bookrunners.

Exhibit 99.1	Press Release dated December 15, 2017

Exhibit 99.2	Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2017	HANESBRANDS INC.

	By:	/s/ Barry A. Hytinen
Barry A. Hytinen
Chief Financial Officer